[STROOCK & STROOCK & LAVAN LETTERHEAD]








                                       September 16, 1987



Dreyfus Cash Management Plus, Inc.
666 Old Country Road
Garden City, New York 11530

Gentlemen:

          We have acted as counsel to Dreyfus Cash Management Plus, Inc. (the "Fund") in connection with the preparation of a Registration Statement on Form N-1A, Registration No. 33-16693 (the "Registration Statement"), covering shares of Common Stock, par value $.001 per share, of the Fund.

          We have examined copies of the Articles of Incorporation and By-Laws of the Fund, the Registration Statement, and such other corporate records and documents as we have deemed necessary for the purpose of this opinion. We also have examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

          Attorneys involved in the preparation of this opinion are admitted only to the bar of the State of New York. As to various questions arising under the laws of the State of Maryland, we have relied on the opinion of Messrs. Venable, Baetjer and Howard, a copy of which is attached hereto.

          Based upon the foregoing, we are of the opinion that the shares of Common Stock, par value $.001 per share, of the Fund to be issued in accordance with the terms of the offering as set forth in the Prospectus included as part of the Registration Statement, when so issued and paid for, will constitute validly authorized and issued shares of Common Stock, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any Distributor or dealer in connection with the registration and qualification of the Fund or its Common Stock under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              STROOCK & STROOCK & LAVAN


            [VENABLE, BAETJER AND HOWARD LETTERHEAD]







                                      September 16, 1987


Stroock & Stroock & Lavan
Seven Hanover Square
New York, New York  10004

          Re:  Dreyfus Cash Management Plus, Inc.

Gentlemen:

          We have acted as Maryland counsel for Dreyfus Cash Management Plus, Inc., a Maryland corporation (the "Fund"), in connection with the organization of the Fund and the issuance of shares of its Common Stock, $.001 par value per share ("Common Stock").

          As Maryland counsel for the Fund, we have examined its Charter, its By-Laws, the Prospectus and Statement of Additional Information included in its Registration Statement on Form N-1A, substantially in the form in which it is to become effective
(the "Registration Statement"), and have examined and relied upon such corporate records of the Fund and other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein. We have assumed without independent verification the genuineness of the signatures on and the conformity with originals of all documents submitted to us as copies.

          Based on such examination, we are of the opinion that:

          1. The Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

          2. The 100,000 shares of presently issued and outstanding stock of the Fund have been validly and legally issued and are fully paid and non-assessable shares under the laws of the State of Maryland.

          3. The balance of the shares of Common Stock of the Fund to be sold pursuant to the Registration Statement are authorized and unissued shares and, when sold, issued and paid for as contemplated in the Registration Statement, will have been validly and legally issued and will be fully paid and non-assessable shares of Common Stock of the Fund under the laws of the State of Maryland.

          This letter expresses our opinion as to the Maryland
General Corporation Law governing matters such as due organization and the authorization and issuance of stock, but does not extend to the securities or "Blue Sky" laws of Maryland or to federal securities or other laws.

          You may rely upon our foregoing opinion in rendering your opinion to the Fund which is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,



                              VENABLE, BAETJER AND HOWARD